Exhibit 11

                         MORTGAGE AND REALTY TRUST

       SCHEDULE OF NET INCOME (LOSS) PER SHARE - ASSUMING FULL DILUTION

                     FOR THE PERIODS ENDED MARCH 31, 1994



                                              Quarter            Six Months
                                               Ended                Ended
                                            ------------        ------------


BASIS:

Net (loss)                                  $(5,152,000)        $(9,808,000)
Average common shares outstanding            11,226,000          11,226,000
20% limitation on assumed repurchase          2,245,000           2,245,000

Market price at the end of the period              $.50                $.50

Options outstanding                             426,000             426,000


COMPUTATION:

Proceeds:
  Options                                       426,000             426,000
  Average exercise price                    X     $5.37         X     $5.37
                                            -----------         -----------
                                            $ 2,288,000         $ 2,288,000
                                            ===========         ===========

Adjustment of proceeds:
  Purchase of outstanding common shares
   at market value                          $ 1,123,000         $ 1,123,000
   Retirement of debt                         1,165,000           1,165,000
                                            -----------         -----------
                                            $ 2,288,000         $ 2,288,000
                                            ===========         ===========
Adjustment of net income (loss):
  Net (loss) before gain on sales of
   real estate                              $(5,152,000)        $(9,808,000)
  Interest reduction                             29,000              58,000
                                            -----------         -----------
      Adjusted net income (loss)            $(5,123,000)        $(9,750,000)
                                            ===========         ===========
Adjustment of shares outstanding:
  Average shares outstanding                 11,226,000          11,226,000
  Net shares repurchased                     (1,819,000)         (1,819,000)
                                            -----------         -----------
Adjusted shares outstanding (basis for
  computation of net income per share -
  assuming full dilution)                     9,407,000           9,407,000
                                            ===========         ===========

Fully diluted earnings per share:

  Net (loss)                                      $(.54)            $(1.04)
                                                  =====             ======



NOTE - Primary earnings per share is based on the average number of shares outstanding during the period.

                                                                     Exhibit 11

                         MORTGAGE AND REALTY TRUST

  SCHEDULE OF NET INCOME (LOSS) PER SHARE - ASSUMING FULL DILUTION (Continued)

                     FOR THE PERIODS ENDED MARCH 31, 1993


                                              Quarter            Six Months
                                               Ended                Ended
                                            ------------        -------------


BASIS:

Net (loss)                                  $(7,677,000)        $(13,164,000)
Average common shares outstanding            11,076,000           11,076,000
20% limitation on assumed repurchase          2,215,000            2,215,000

Market price at the end of the period             $1.75                $1.75

Options outstanding                             463,000              463,000


COMPUTATION:

Proceeds:
  Options                                       463,000              463,000
  Average exercise price                    X     $5.39         X      $5.39
                                            -----------         ------------
                                            $ 2,496,000         $  2,496,000
                                            ===========         ============
Adjustment of proceeds:
  Purchase of outstanding common shares
   at market value                          $ 2,496,000         $  2,496,000
   Retirement of debt                                 -                    -
                                            -----------         ------------
                                            $ 2,496,000         $  2,496,000
                                            ===========         ============
Adjustment of net income (loss):
  Net (loss) before gain on sales of
   real estate                              $(7,667,000)        $(13,164,000)
  Interest reduction                                  -                    -
                                            -----------         ------------
      Adjusted net income (loss)            $(7,667,000)        $(13,164,000)
                                            ===========         ============
Adjustment of shares outstanding:
  Average shares outstanding                 11,076,000           11,076,000
  Net shares repurchased                       (963,000)            (963,000)
                                            -----------         ------------
Adjusted shares outstanding (basis for
  computation of net income per share -
  assuming full dilution)                    10,113,000           10,113,000
                                            ===========         ============

Fully diluted earnings per share:

  Net (loss)                                      $(.76)             $(1.30)
                                                  =====              ======



NOTE - Primary earnings per share is based on the average number of shares outstanding during the period.